Durland & Company, CPAs, P.A.
                                   PO Box 1175
                              Palm Beach, FL 33480
                                 (561) 881 9885
                                  fax 881 9886

August 10, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE:   Puda Coal, Inc., formerly called Purezza Group, Inc.
      File No. 333-85306

Ladies and Gentlemen:

We have read the statements made by Puda Coal, Inc. in Item 4.01(a) of the Form 8-K/A regarding the change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with any other statements made in the Form 8-K.

Very truly yours,


Durland & Company, CPAs, P.A.